EX-10.36

                       LETTER OF INTENT REGARDING GRANT OF

                    LIMITED LICENSE IN THE REPUBLIC OF MEXICO

THIS LETTER OF INTENT, ("Letter") is entered into this 10th day of October, 2000 by and between MetaMorphix, Inc., a Delaware corporation with a business address at 1450 South Rolling Road, Baltimore, Maryland 21227 ("MMI") and Avicola Pilgrim's Pride de Mexico S.A. de C.V., a Mexico entity with its principal place of business at Col San Pablo, Ave 5 De Febrero 1408, Queretaro, Queretaro, Mexico, 76130 ("Pilgrim's Pride").


        WHEREAS, MMI is in the business of producing biotechnology-based products focused on improving poultry production, livestock production and animal health; and

        WHEREAS, MMI has developed Myostatin(TM) Blockers, biotechnology-based products that inhibit the biological function of the Myostatin(TM) protein thereby causing an increase in muscle mass and carcass weight, accelerated weight gain, improved feeding efficiency, standardization and uniformity of growth and/or improved nutritional profile of the meat ("Myostatin(TM) Blockers"); and

        WHEREAS, MMI represents that it either owns or holds valid exclusive licenses to patent applications, patents and know-how (hereinafter collectively referred to as "Myostatin(TM) Blocker Technology") in the Republic of Mexico related to the Myostatin(TM) Blockers for nonhuman applications that (x) either disrupt or eliminate Myostatin(TM) protein synthesis, bind to Myostatin(TM) receptors or interfere with Myostatin(TM) signal transduction; and (y) result in an increase or modification of muscle growth in poultry (the "MBT
Applications"); and
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        WHEREAS, Pilgrim's Pride is in the business of producing, processing and marketing poultry products in the Republic of Mexico; and

        WHEREAS, MMI and Pilgrim's Pride desire to enter into a long-term, non-exclusive, non-divisible, personal license agreement with respect to the Myostatin(TM) Blocker Technology for use by Pilgrim's Pride in poultry production in the Republic of Mexico; and

        WHEREAS, MMI and Pilgrim's Pride desire to enter into the such license agreement, a Confidentiality and Non-Disclosure Agreement and a Material Transfer Agreement (collectively, the "Agreements") for the territory of the Republic of Mexico; and

        WHEREAS, as further inducement to enter into the Agreements, MMI desires to enter into similar agreements with Pilgrim's Pride granting a long-term, non-exclusive, non-divisible, personal license agreement with respect to the Myostatin(TM) Blocker Technology for use by Pilgrim's Pride in poultry production for the territory of the Republic of Mexico (the "Limited License")

        NOW, THEREFORE, in consideration of the mutual promises and benefits set forth herein, the adequacy of which is hereby acknowledged, the parties hereto contemplate entering into agreements relating to the grant of the Limited License that will reflect the following understandings:

1. RELATIONSHIP MANAGEMENT. It is anticipated that MMI and Pilgrim's Pride will formulate a committee of managers which will develop protocols for the commercial-scale production and sale of products based on the Myostatin(TM) Blocker Technology in the country of Mexico (the "Mexican Regulatory Approval"). Such protocols will include:

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        (a)     Manufacturing practices that will meet or exceed the standards required to obtain and maintain Mexican Regulatory Approval;

        (b) MMI, in an effort to expedite the Mexican Regulatory Approval process, will make a good faith effort to seek agreement by the Mexican regulatory authorities to observe or, alternatively, to be a part of the Commercial Scale Trials referenced in the LOI/Limited License/Option Agreement that are required to obtain U.S. regulatory approval.

        (c) Pilgrim's Pride will participate in regularly scheduled quarterly meetings in an effort to identify any further requisite scope of work that must be performed to obtain and maintain Mexican Regulatory Approval and to analyze the performance and results of any required internal research and trials.

2. GRANT OF LICENSE. It is anticipated that MMI will grant the Limited License to Pilgrim's Pride for the limited purposes of: (1) performing any required research and trials to be conducted in their effort to obtain Mexican Regulatory Approval and (2) for use of the Myostatin(TM) Blocker technology limited to improving chicken meat production economies by inhibiting the biological function of the Myostatin protein by injecting Myostatin(TM) Blocker into chicken eggs. The parties further anticipate that:

        (a) The territory of the Limited License will solely include the Republic of Mexico, without any rights of export (the "Territory").

        (b) Pilgrim's Pride will execute, simultaneously with the Limited License, a Confidentiality and Non-Disclosure Agreement and a Material Transfer Agreement.

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        (c)     The Limited License will bear an initial term of five years.
                Such initial term will begin upon obtaining Mexican Regulatory Approval, with an option to renew the Limited License for similar five year terms until the expiration of the license patents; PROVIDED, HOWEVER, that renewal of the Limited License will be conditioned upon Pilgrim's Pride achieving certain minimum sale volumes which will be mutually agreed upon by Pilgrim's Pride and MMI.

        (d) MMI will waive all up-front license fees; PROVIDED HOWEVER, MMI and Pilgrim's Pride shall negotiate a mutually acceptable value added royalty payment to be paid by Pilgrim's Pride to MMI prior to the execution of the Limited License. The methodology will be based on the usual business practices of Mexico. The terms of the value added royalty will be similar to those terms which have been or will be negotiated with all other licensees of the territory of Mexico. Such terms shall be in compliance with all regulations and laws of the Republic of Mexico.

        (e) If the parties enter into a Limited License, Pilgrim's Pride will provide sales and royalty reports to MMI within thirty (30) days after the end of each fiscal quarter.

        (f) The Limited License will contain representations, warranties, covenants and indemnities by both parties customary for transactions and relationships of this nature.

        (g) The Limited License shall contain provisions that (i) Pilgrim' s Pride may terminate the Limited License at any time by thirty
                (30) days written notice to MMI; (ii) if Pilgrim's Pride terminates the Limited License, Pilgrim's Pride's license to use the Myostatin(TM) Blocker Technology will be immediately revoked; (iii) MMI shall have the right to terminate the Limited License in the event of a

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                breach by Pilgrims' Pride of any of the representations,
                warranties, covenants terms or conditions contained in the Limited License Agreement and where such breach has not been cured by Pilgrim's Pride within forty-five (45) days of receipt of written notice; and (iv) in the event Pilgrim's Pride fails to execute its Long Term License Agreement or subsequently terminates same with MMI for the territory of the United States, MMI shall have the option to either terminate the Mexico Limited License immediately or negotiate a mutually agreeable annual license fee for the territory of Mexico.

        (h) The Limited License will not be assignable, transferable or saleable without MMI's prior written consent, which consent may be granted or withheld in MMI's sole discretion.

        (i) Any and all discoveries related to the patent applications, patents or know-how arising from any required Pilgrim's Pride's research and trials shall be: (a) disclosed immediately to MMI; and (b) made available for use by MMI through a royalty-free, exclusive, world-wide license to the patent applications, patents or improvements thereof, patent rights and know-how, with additional rights to sublicense the license to additional third parties.

        (j) Any and all discoveries related to the patent applications, patents or improvements thereof, patent rights and know-how arising after obtaining Mexican Regulatory Approval shall be:
                (a) disclosed immediately to MMI; and (b) made available for use by MMI through a warranty-free, nonexclusive, worldwide license with additional rights to sublicense the license to additional third parties.

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        (k)     Pilgrim's Pride will agree that its internal research and trials of the Myostatin(TM) Blocker Technology will comply with any and all rules, regulations, orders, regulatory laws or restrictions required to obtain and maintain Mexican Regulatory Approval.

        (1) Pilgrim's Pride will make any such data related to their internal research and trials available to MMI for its internal use and evaluation.

        (m) Nothing in the Limited License shall be construed as preventing or prohibiting MMI from entering into additional agreements with third parties for similar activities and/or services in the Territory. MMI will limit the negotiation of the rights to a similar Limited License in the Territory to a mutually agreeable third party that has a substantial market share in the Territory, provided, however, that such limitation of participants will comply with all antitrust laws and regulations of the Republic of Mexico. Moreover, if in the event the initial company fails to execute a long-term license agreement or in the event of any governmental intervention, MMI reserves the exclusive right to negotiate with a replacement company or companies of MMI's exclusive choosing.

3.      SUPPLY OF MYOSTATIN(TM) BLOCKER PRODUCTS.

        (a) Upon execution of the Limited License, the Confidentiality and Non-Disclosure Agreement and the Material Transfer Agreement, MMI, in its sole discretion, will supply sufficient quantities of the Myostatin(TM) Blocker product to Pilgrim's Pride. It is anticipated that MMI will be responsible for manufacturing and supplying the Myostatin(TM) Blocker product to Pilgrim's Pride to perform any required research and trials to obtain Mexican Regulatory Approval; PROVIDED

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                HOWEVER, that the provision of such product by MMI to Pilgrim's
                Pride shall be conditioned upon such product being available in sufficient quantities to honor all of MMI's current commitments under all of MMI's existing license agreements for the United States.

        (b) It is anticipated that, upon Mexican regulatory approval, MMI will supply, in its sole discretion, sufficient quantities of the Myostatin(TM) Blocker product for the use in poultry production in the Territory.

        (c) Pilgrim's Pride agrees to accept such quantities of Myostatin(TM) Blocker product from MMI on a cost plus 10% basis.

4. COST AND EXPENSES. The shared cost of any research and trials to obtain any Mexican Regulatory Approvals will be limited to $100,000 and in the event the cost of such research and trials exceeds $100,000, MMI will not seek any further contributions from Pilgrim's Pride. However, each party will bear separately all other individual costs and expenses in connection with the transactions contemplated in this Letter.

5.      INDEMNIFICATION.

        (a) It is anticipated that Pilgrim's Pride, its directors, officers, employees, agents and assigns will agree to indemnify, defend and hold harmless MMI and its directors, officers, employees and agents from and against any and all claims threatened or initiated against MMI that arise under any Mexican or United States antitrust or unfair competition law, and which challenge any conduct contemplated herein, including, but not limited to the provisions of Paragraph 2(m), INFRA, or its

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                implementing provision in the Limited License. This agreement to indemnify, defend and hold harmless shall cover any and all losses, expenses, damages, liabilities, and costs, including without limitation, interest, penalties, double or treble damages, reasonable attorneys' fees, court or litigation costs, costs associated with responding to any investigative demand or discovery request, judgments, and amounts paid in settlement by MMI (upon consultation with Pilgrim's Pride) arising from such claims or any claims supplemental to them. This is conditional, however, upon a finding and or judgment of a court of competent jurisdiction in the Republic of Mexico or the United States that the provisions contemplated herein, or its implementing provision in the Limited License, are unlawful, or if MME, after consultation with Pilgrims Pride, enters into an agreement settling any such actual or threatened claims.

        (b) Each Party hereto and its directors, officers, employees, agents and assigns agrees to indemnify, defend and hold harmless the other Party hereto and its directors, officers, employees and agents from and against all claims, losses, damages, costs, expenses (including, but not limited to, reasonable attorney's fees and costs of litigation actually incurred) or liability incurred or suffered due to either of such Parties, or such Parties authorized agents or contractors, negligence or willful misconduct.

        (c) MMI, its directors, officers, employees, agents and assigns will agree to indemnify, defend and hold harmless Pilgrim's Pride and its directors, officers,

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                employees and agents from and against any and all claims related to Patent infringements by MMI under or related to the Limited License.

        (d) The foregoing agreements to indemnify, defend and hold harmless shall be effective throughout the term of the Limited License, and shall extend to any claim initiated or threatened after the termination of the Limited License, if such claim arises out of conduct that occurred during the term of the agreement.

6. CONFIDENTIALITY. The Confidentiality and Non-Disclosure Agreement and Material Transfer Agreement shall survive any termination or expiration of this Letter.

7. PUBLICITY. MMI intends to issue press releases directly related to the execution of this Letter; PROVIDED HOWEVER, that prior to making any such release or discussing the transactions contemplated herein with any third party, with the exception of that party's legal counsel, the disclosing party must obtain the prior written consent of the nondisclosing party.

8. RELATIONSHIP OF THE PARTIES. Nothing in this Letter shall be construed as preventing or prohibiting either arty from entering into agreements with any third parties for other activities, goods and/or services.

9. CLOSING DATE. The parties shall negotiate in good faith towards execution of the various agreements containing the terms and conditions for the transactions contemplated herein no later than three (3) months from the execution of this Letter (the "Closing Date"). Such Closing Date will only be extended upon the mutual written consent of the parties.

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10.     SUPERSEDED LETTER. This Letter supersedes and replaces any oral or written agreements between the parties that exist with reference to the Limited License.


        Except for provisions in this Letter relating to Cost and Expenses and Closing Date, this Letter represents only our good faith intention to negotiate toward execution of the Limited License and the various agreements related thereto. This Letter is not a binding agreement between the parties and neither party shall have any liability to the other party if either party fails to execute the Limited License or any of the agreements related thereto for any reason.

        Except for those Sections described herein, upon execution and delivery of the Limited License, this Letter shall be superseded thereby, and the Limited License, and the various agreements related thereto, shall thereafter govern the rights and obligations of the parties with respect to the proposed transactions.

        If you agree that the foregoing correctly expresses your intent, please sign below in the space provided. The parties shall thereafter negotiate with each other in a positive and constructive manner with the objective of executing a mutually satisfactory and definitive Limited License.

        IN WITNESS WHEREOF, the parties have agreed to and executed this Letter as of the date first above written.

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MMI                                     PILGRIM'S PRIDE
METAMORPHIX, INC.                       AVICOLA PILGRIM'S PRIDE DE
                                        MEXICO S.A. DE C.V.

By:/s/ Edwin C. Quattlebaum             By: /s/ David Van Hoose
   -----------------------------            -------------------------------
Name: Edwin C. Quattlebaum              Name: David Van Hoose
      --------------------                   ------------------------------
Title:Chairman, President, CEO          Title: President, CEO, COO
      --------------------------------        -----------------------------
Date of Execution:     11/15/00         Date of Execution:     11/10/00
                   -------------------                     ----------------

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